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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 8, 2004
TEXAS REGIONAL BANCSHARES, INC. (Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-14517 (Commission File Number)	74-2294235 (IRS Employer Identification No.)
P. O. Box 5910 3900 North 10th Street, 11th Floor, McAllen, TX (Address of principal executive offices)		78502-5910 (Zip Code)

Registrant's telephone number, including area code	(956) 631-5400
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        On October 8, 2004, Texas Regional Bancshares, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") pursuant to which the Company will acquire Mercantile Bank & Trust, a Federal Savings Bank ("Mercantile"). The Agreement and Plan of Reorganization calls for total cash consideration of $35,640,000, to be paid in exchange for all of the outstanding shares of Mercantile. The proposed merger is subject to customary closing conditions including receipt of all requisite regulatory approvals. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

        Subject to the conditions described in the Agreement and Plan of Reorganization, it is anticipated that a transitory subsidiary of Texas State Bank ("the Bank") will be merged with and into Mercantile. After the merger of the transitory subsidiary with and into Mercantile (at which time Mercantile shall be a wholly-owned subsidiary of the Company), the Company shall cause Mercantile to be merged with and into the Bank.

        The Company has issued a press release announcing that the Company and Mercantile had entered into the Agreement and Plan of Reorganization. The press release is also attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.
2.1	Agreement and Plan of Reorganization, dated as of October 8, 2004, by and among Texas Regional Bancshares, Inc., a Texas corporation and Mercantile Bank & Trust, a Federal Savings Bank.
99.1	Press release of Texas Regional Bancshares, Inc. dated October 8, 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC. (Registrant)
October 8, 2004	By:	/s/ R. T. PIGOTT, JR. R. T. Pigott, Jr. Executive Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of October 8, 2004, by and among Texas Regional Bancshares, Inc., a Texas corporation and Mercantile Bank & Trust, a Federal Savings Bank.
99.1	Press release of Texas Regional Bancshares, Inc. dated October 8, 2004.

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX